EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Pilgrim’s Pride Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-179563, 333-182586 and 333-237154) on Form S-8 of Pilgrim’s Pride Corporation of our reports dated February 10, 2021, with respect to the consolidated balance sheets of Pilgrim’s Pride Corporation as of December 27, 2020 and December 29, 2019, and the related consolidated and combined statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended December 27, 2020, and the related notes and financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 27, 2020, which reports appear in the December 27, 2020 annual report on Form 10-K of Pilgrim’s Pride Corporation.
Our report refers to a change referring to a change to the method of accounting for revenue and leases.

/s/ KPMG LLP
Denver, Colorado
February 10, 2021